UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2005

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 University Avenue, 6th Floor East Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 813-8200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2005, Greater Bay Bancorp (the “Company”) entered into a purchase agreement and registration rights agreement relating to the sale of $150 million of senior notes (the “Notes”) in a private offering to qualified institutional buyers, as more fully described in Item 2.03. The registration rights agreement provides that the Company will make an exchange offer for the Notes, which if consummated, will permit holders of Notes to exchange the Notes for notes (which shall constitute part of the same series as the Notes) and that are identical in all material respects with the Notes except that they will not be subject to restrictions on transfer. A copy of the press release related to the issuance of the Notes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 15, 2005, the Company issued $150 million of Senior Notes, Series C due April 15, 2010 in a private offering to qualified institutional buyers. The Notes bear interest at 5.125% each year until maturity on April 15, 2010. The Notes are not redeemable prior to maturity. Interest on the Notes will be paid semi-annually in arrears beginning on October 15, 2005. The Notes were issued pursuant to an indenture dated March 24, 2003, which was previously filed as Exhibit 4.1 to our Form 10-Q filed on May 9, 2003 and an Officer’s Certificate dated April 15, 2005 which is attached hereto as Exhibit 4.1 and both of which are incorporated herein by reference.

The following are events of default under the indenture with respect to the Notes:

•	default in the payment of any principal or premium, if any, on the Notes when due;

•	default in the payment of any interest on the Notes when due, which continues for 30 days;

•	default in the performance of any other obligation contained in the indenture for the benefit of the Notes, which continues for 60 days after written notice;

•	default in the payment of principal of or interest on any of our indebtedness or the indebtedness of any bank subsidiary of Greater Bay Bancorp with a principal amount in excess of $15 million, which results in an acceleration of such debt and such acceleration shall not have been annulled or rescinded within 30 days of notice of such acceleration; or

•	specified events in bankruptcy, insolvency or reorganization of the Company or any bank subsidiary of Greater Bay Bancorp.

If an event of default with respect to the Notes (other than an event of default arising from specified events in bankruptcy of the Company or any bank subsidiary of the Company) occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal thereof, premium, if any, and all unpaid interest thereon to be due and payable immediately. In an event of default with respect to the Notes arising from specified events in bankruptcy of the Company or any bank subsidiary of the Company, then the principal thereof, premium, if any, and all unpaid interest thereon shall be due and payable immediately without any declaration or other action on the part of the trustee or any holder of the Notes.

Item 9.01 Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(a) Financial statements of businesses acquired.

(b) Pro forma financial information.

(c) Exhibits.

Exhibit No.	Description of Exhibit
4.1	Indenture dated as of March 24, 2003 between Greater Bay Bancorp and Wilmington Trust Company as Trustee (incorporated by reference from Exhibit 4.1 to Greater Bay Bancorp’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2003).

4.2	Officer’s Certificate dated as of April 15, 2005 pursuant to Sections 1.02 and 3.01 of the Indenture by and between Greater Bay Bancorp and Wilmington Trust Company, as Trustee, dated as of March 23, 2003.

99.1	Press Release dated April 15, 2005 announcing the completion of offering of senior notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greater Bay Bancorp
(Registrant)

Date: April 15, 2005	By:	/s/ Linda M. Iannone
Linda M. Iannone Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Indenture dated as of March 24, 2003 between Greater Bay Bancorp and Wilmington Trust Company as Trustee (incorporated by reference from Exhibit 4.1 to Greater Bay Bancorp’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2003).

4.2	Officer’s Certificate dated as of April 15, 2005 pursuant to Section 1.02 and 3.01 of the Indenture by and between Greater Bay Bancorp and Wilmington Trust Company, as Trustee, dated as of March 23, 2003.

99.1	Press Release dated April 15, 2005 announcing the completion of the offering of senior notes.